UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 7, 2008

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16005 Los Gatos Boulevard
Los Gatos, California 94032
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) Notice from Nasdaq regarding need for additional Audit Committee member

As previously disclosed in a Form 8-K filed on October 1, 2008, George Lauro resigned as a director of Akeena Solar, Inc. (the “Company”) effective October 1, 2008. This leaves two independent directors on the Board of Directors and on the Audit Committee of the Company.

On October 7, 2008, Nasdaq provided notice to the Company that it currently does not satisfy Marketplace Rule 4350 regarding Audit Committee composition, for continued listing on the Nasdaq Stock Market. That Rule requires listed companies to maintain an Audit Committee composed of at least three members who each satisfy the independence requirements. The notice from Nasdaq confirmed that, in accordance with Rule 4350(d)(4), the Company has a grace period in which to regain compliance, which grace period extends until the earlier of Akeena’s next Annual Stockholders’ meeting or October 1, 2009 (or until March 30, 2009 in the event the next Annual Stockholders’ meeting is held before March 30, 2009). In order to regain compliance, the Company must provide documentation to Nasdaq evidencing the appointment of an additional independent director to its Board of Directors and Audit Committee. The Company does not anticipate difficulty in regaining compliance within the grace period, and has begun the process of identifying a replacement independent director to join its Board and Audit Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release regarding Notice of Non-Compliance with NASDAQ Marketplace Rule 4350, issued by the Registrant on October 9, 2008 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2008

AKEENA SOLAR, INC.

By:	/s/ Gary R. Effren
Gary R. Effren, Chief Financial Officer